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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares issued (i) upon exercise of options granted pursuant to the 1996 Stock Option Plan of Hollywood Park, Inc. and (ii) upon exercise of options to purchase an aggregate of 20,000 shares of Common Stock granted to certain directors of Hollywood Park, Inc. of our report dated February 18, 1997 on the consolidated balance sheets of Hollywood Park, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ended December 31, 1996, which report appears in the Annual Report on Form 10-K of Hollywood Park, Inc. for the fiscal year ended December 31, 1996.




                                    /s/ ARTHUR ANDERSEN LLP
                                    ------------------------
                                    ARTHUR ANDERSEN LLP


Los Angeles, California
May 8, 1997